UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2008
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.
     On April 7, 2008, Plains All American Pipeline, L.P. (the “Partnership”) issued a press release announcing that it had signed a definitive agreement to acquire 100% of the equity interests of Rainbow Pipe Line Company, Ltd. The Partnership is furnishing a copy of such press release as Exhibit 99.1 hereto.
Item 8.01 Other Events.
     On April 7, 2008, the Partnership announced that through its subsidiary, Plains Midstream Canada ULC, it has signed a definitive agreement to acquire all of the outstanding shares of Rainbow Pipe Line Company, Ltd. (“Rainbow”) for approximately Can$540 million, subject to certain closing adjustments. At closing, the Partnership will also acquire approximately 1.1 million barrels of crude oil linefill, at a cost based upon crude oil prices at such time. The transaction is subject to receipt of regulatory approvals and satisfaction of customary closing conditions and is currently expected to close during the second quarter of 2008.
     Rainbow’s assets consist of 480 miles of mainline crude oil pipeline extending to Edmonton, Alberta from the terminus of Enbridge’s Norman Wells Pipeline at Zama, Alberta, approximately 140 miles of gathering pipelines, approximately 570,000 barrels of tankage along the system, and 1.1 million barrels of crude oil linefill. The system currently has a throughput capacity of approximately 200,000 barrels per day, and 2007 volumes on the system averaged approximately 195,000 barrels per day. Volumes transported on the system consist of oil received from the Norman Wells Pipeline, light oil from areas adjacent to the system, and heavy oil from the Peace River oil sands deposit and the Wabasca area of the Athabasca oil sands deposit. The transaction includes long-term shipping agreements with the sellers, which encompass production in the area adjacent to the Rainbow system.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1            —    Press Release dated April 7, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: April 7, 2008	By:	PAA GP LLC, its general partner

	By:	/s/ Tim Moore
Name: Tim Moore
Title: Vice President

EXHIBIT INDEX
Exhibit 99.1            —    Press Release Dated April 7, 2008